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                                                                   EXHIBIT 99(b)

                                                                           PROXY

                         Cleveland Bank & Trust Company


                                REVOCABLE PROXY

         (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CLEVELAND BANK & TRUST COMPANY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON February 23, 1994)

        The undersigned hereby appoints Jefferson Davis Morelock and Larry D. Basham and any one or more of them with full powers of substitution, as attorneys and proxies for the undersigned, to represent and vote all shares of Common Stock of Cleveland Bank & Trust Company ("CBTC") standing in my name on the books and records of CBTC at the close of business on January 7, 1994 which the undersigned is entitled to cast at the Special Meeting of Shareholders to be held at the main office of CBTC, 775 Raider Drive, N.W., Cleveland Tennesse, on February 23, 1994 at 10:00 a.m. CST and at any and all adjournments as follows:


                                                                         For               Against               Abstain
                                                                      ---------           ---------             ---------
 1.  Approval of the Agreement and Plan of Merger dated as of
 July 23, 1993, (the "Merger Agreement") by and between First
 Tennessee National Corporation ("FTNC") and CBTC which
 provides that First Tennessee Interim Bank, a newly
 chartered and wholly-owned subsidiary of FTNC will merge
 with and into CBTC, as a result of which CBTC will become a wholly-owned subsidiary of FTNC






                                                                  ------------        -------------        -------------
 2.  At their discretion, on such other business as may
 properly come before the Special Meeting or any adjournments or postponements thereof.


                                                                  ------------        -------------        -------------

NOTE: The Board of Directors is not aware of any other business that may come before the meeting.

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             THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS
                       STATED IF NO CHOICE IS MADE HEREON

         Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of CBTC at the Special Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt of a Notice of Special Meeting called for the 23rd day of February, 1994; and the Proxy Statement-Prospectus dated the 10th day of January, 1994 prior to the execution of this Proxy.



                                          -----------------------------------
                                          Print Name of Shareholder


         Date:
              --------------------        ------------------------------------
                                          Signature of Shareholder




                                          -----------------------------------
                                          Print Name of Shareholder


         Date:
              --------------------        ------------------------------------
                                          Signature of Shareholder

                                          (Please sign exactly as your name
                                          appears on the envelope in which this
                                          card was mailed.  When signing as
                                          attorney, executor, administrator,
                                          trustee or guardian, please give your
                                          full title.  If more than one trustee,
                                          all should sign.  If shares are held
                                          jointly, each holder should sign.)